Exhibit 10.5

RESELLER
SERVICE AGREEMENT

This Agreement is made and entered into as of April 26, 2011 ("Effective Date") by and between CoreLogic, Inc., a Delaware corporation, on behalf of its subsidiaries and affiliates identified on Exhibit A hereto (“Affiliates”), all of which are referred to collectively as “Reseller” and Trans Union LLC, 555 West Adams Street, Chicago, Illinois 60661 (“TransUnion”) to provide for credit reporting services.  For purposes of this Agreement, CoreLogic, Inc. does not intend to act as a reseller or consumer reporting agency and shall not act as such.

WHEREAS, Reseller is in the business of obtaining consumer reports from third party sources and providing credit reporting services to its customers (“End Users”); and

WHEREAS, TransUnion owns and maintains a national database of consumer credit information ("TransUnion Consumer Database"); and

WHEREAS, Reseller desires to resell TransUnion consumer credit reports, or information therefrom, ("Consumer Reports") to End Users who have a permissible purpose in accordance with the Federal Fair Credit Reporting Act (15 USC section 1681 et seq.) including, without limitation, all amendments thereto (“FCRA”).

NOW THEREFORE, in consideration of the premises and the mutual benefits expressed herein, the parties agree as follows:

I.	Reseller Responsibilities

A.
Reseller agrees, that after it has had a reasonable period of time to implement,  to comply with the then current TransUnion policies and procedures as communicated by TransUnion from time to time (the “Policy”), which shall be incorporated into this Agreement by reference.  TransUnion may, from time to time notify Reseller of additional, updated or new Policies.  Reseller’s compliance with such Policy shall be a condition of TransUnion’s continued provision of Consumer Reports to Reseller.

B.
Reseller may sell, subject to applicable law, Consumer Reports to the industries and/or for the purposes outlined herein.  In the event that Reseller wishes to expand its resale business beyond the scope set forth below, Reseller may do so only with the prior written consent of TransUnion.

C.
Reseller shall request, from TransUnion, Consumer Reports only on behalf of Reseller's End Users who have a permissible purpose for obtaining consumer reports, as defined by Section 604 of the FCRA.  Such End Users shall be provided access to the TransUnion Consumer Database or Consumer Reports only if all requirements stated in this Agreement are met.

D.
Prior to Requesting each Consumer Report, Reseller shall identify the End User of the Consumer Report, obtain certification from the End User of each permissible purpose for which that End User will use the Consumer Report, identify that certification, and obtain each End User’s certification that the Consumer Report will be used for no other purpose, as defined by Section 607 of the FCRA, via the method indicated by the Reseller in Section IV of this Agreement.

E.
The Consumer Reports may be transferred without change, may be reformatted by Reseller, or may be merged with similar data obtained from other consumer reporting agencies (Merged Reports).  Each Consumer Report obtained by Reseller shall be used only one time, and only by or on behalf of the End User for whom it was requested.  Notwithstanding the foregoing, Reseller may archive, retain or use the Consumer Reports on behalf of the End User for whom it was requested for audit or disaster recovery purposes.  Reseller may also archive, retain or use the Consumer Reports (1) if Reseller is required by law to maintain the Consumer Report for purposes of performing a consumer-initiated investigation or to provide, at the consumer’s request, a modified version of the same Consumer Report to the End User for whom it was originally requested, (2) in connection with customer or consumer inquiries, lawsuits, governmental investigations and similar purposes; (3) sold for residential mortgage purposes so long as retention is limited to a period of one-hundred and eighty (180) days; (4) for internal/billing purposes so long as retention is limited to a period of 66 months.   In the event that Reseller has archived a Consumer Report for such purpose, and receives a court order or federal grand jury subpoena for that report, such Consumer Report may be produced.  In no event, however, should a new Consumer Report be requested from TransUnion in response to any subpoena; rather, Reseller should direct the requesting party to TransUnion.

F.
Reseller shall obtain Service Agreements from such End Users that contain language substantially similar and no less restrictive than the language set forth in the Policy, wherein each user will state the nature of its business, certify the specific permissible purpose for which Consumer Reports will be obtained, and agree that Consumer Reports will be obtained for no other purpose, all as required by the FCRA.  Reseller shall promptly provide written notice to TransUnion upon termination of any such Service Agreements if such termination is as a result of suspected or actual fraud or the belief that the End User may have violated the FCRA.

G.
Reseller is prohibited from selling Consumer Reports directly to consumers under this Agreement; however, as of the Effective Date of this Agreement, the parties acknowledge the existence of a Consumer Reseller Service Agreement dated on or about February 23, 2010 between Trans Union LLC and First Advantage Credco LLC. Reseller may disclose Consumer Reports obtained under this Agreement to consumers only to the extent required by Section 609 of the FCRA; provided however, that unless explicitly authorized in a separate agreement between Reseller and TransUnion, for the resale of a score or as explicitly otherwise authorized in advance and in writing by TransUnion, Reseller, shall not disclose to consumers or any third party, other than Reseller's End User for whom the score was obtained, any nor all scores provided under this Agreement, unless clearly required by law.

H.
Reseller may advertise its services on the Internet or other public computer network.  In addition, Reseller may sell, deliver and transmit Consumer Reports via the Internet; provided however, that Reseller meets or exceeds all of the security and other requirements set forth in this Agreement, the Policy and any amendments thereto, and has established adequate security measures to assure that the Consumer Reports and Consumer Information will be delivered only to the intended recipients.  Any access, transaction or business conducted via the Internet using Reseller’s access codes shall be presumed to have been in Reseller’s name for Reseller’s benefit.  Any unauthorized access or use shall be solely the responsibility of Reseller.  In the event Reseller chooses to transmit Consumer Reports via the Internet and fails to comply with all requirements set forth herein and in the Policy, TransUnion reserves the right to instruct Reseller to immediately cease selling, delivering and transmitting Consumer Reports via the Internet until such time as Reseller can prove to TransUnion that Reseller is in compliance with all of the security and other requirements set forth in this Agreement, the Policy and any amendments thereto.

I.
Without limiting any other obligations of Reseller found herein or in the Policy, Reseller shall implement, and shall take all measures to maintain, commercially reasonable and appropriate administrative, technical and physical, security safeguards ("Safeguards”) designed to (a) ensure the security and confidentiality of Consumer Reports that Reseller receives from TransUnion, directly or indirectly, under this Agreement; (b) protect against any and all reasonably anticipated threats or hazards to the security or integrity of such Consumer Reports; and (c) protect against unauthorized access or use of such Consumer Reports that could result in substantial harm or inconvenience to any consumer.  Reseller shall immediately (but in no event later than thirty-six (36) hours after Reseller has obtained knowledge, or been notified of the occurrence of any of the following) notify TransUnion by phone and in writing in the event: (i) of any changes to Reseller's business, or in the event any other circumstances arise, which Reseller knows, or has reason to know, will have a material adverse impact on such Safeguards; (ii) Reseller becomes aware that its Safeguards are otherwise materially insufficient to meet its obligations under this Section, or (iii) Reseller becomes aware of any unauthorized disclosures, or other misappropriation, of any information provided to Reseller by TransUnion, including, but not limited to theft, loss or interception of Consumer Reports, unauthorized use of TransUnion subscriber codes and passwords, unauthorized entry to the facilities where TransUnion Data may have been accessible, or unauthorized release of or access to TransUnion Data by an employee or Agent of Reseller, resulting from a breach of Reseller’s Safeguards or otherwise.  Reseller shall fully cooperate with TransUnion in mitigating any damages due to any misappropriation or unauthorized use or disclosure of any Consumer Reports or other information provided by TransUnion to Reseller.  Such cooperation shall include, but not necessarily be limited to, allowing TransUnion to participate in the investigation of the cause and extent of such misappropriation and/or unauthorized disclosure.  Such cooperation shall not relieve Reseller of any liability it may have as a result of such a misappropriation and/or unauthorized disclosure.  Reseller agrees, that to the extent any such unauthorized use, unauthorized disclosure, misappropriation, or other event is due to Reseller’s negligence, intentional wrongful conduct or breach of this Agreement, Reseller shall be responsible for any required consumer, public and/or other notifications, and all costs associated therewith; provided however, that except to the extent required to comply with applicable law, Reseller shall make no public notification, including but not limited to press releases or consumer notifications, of the potential or actual occurrence of such misappropriation and/or unauthorized disclosure without TransUnion’s prior written consent.

J.
Reseller shall comply with all federal, state and local statutes, regulations and rules applicable to it including, without limitation, the FCRA and all reasonable procedures prescribed by TransUnion including, but not limited to those set forth in the Policy, to verify the identity of End Users who will obtain Consumer Reports to make certain that such End Users are legitimate businesses, have a permissible purpose for obtaining credit reports, and are not Unauthorized Users, as such term is defined in the Policy.  If, as a result of the verifications outlined in the Policy, the prospective End User is found to be an Unauthorized User, or is found to have no permissible purpose to obtain credit reports, Reseller shall not enter into a Service Agreement with such End User.  Reseller agrees that it will require by written contract with its End Users that such End Users comply with the same obligations of compliance with all laws.  TransUnion reserves the right to terminate any End User with or without notice in the event that TransUnion has reason to believe that an End User has violated the FCRA, committed fraud, or allowed the unauthorized use or unauthorized disclosure of TransUnion Data to occur.

K.
TransUnion has the capability to offer scores derived from models built jointly with third parties, and other services provided by third parties, which are subject to additional warranties offered or terms imposed by such third parties.  If desired by Reseller, such third party scores and services shall be made available pursuant to separate agreement, which shall be appended as a schedule to this Agreement.  TransUnion also has the capability to offer scores developed by TransUnion (“TransUnion Scores”).  The TransUnion Score is proprietary to TransUnion and, accordingly, without TransUnion's prior written consent, the TransUnion Score shall not be disclosed to any other third party, except: (a) as expressly permitted herein; or (b) unless clearly required by law.  Reseller shall not, nor permit any third party to, publicly disseminate any results of validations or other reports derived from the TransUnion Scores without TransUnion’s prior written consent.  Moreover, prior to delivering the TransUnion Score to an End User, Reseller must first enter into an agreement including the terms and conditions set forth in the Policy.

II.	TransUnion Responsibilities

A.	TransUnion shall maintain credit information on individuals as furnished by its subscribers or obtained from other available sources.

B.
TransUnion shall use good faith in obtaining and assembling such information from sources TransUnion considers reliable, but does not guarantee the accuracy nor completeness of any information reported, and TRANSUNION MAKES NO WARRANTIES, EXPRESS OR IMPLIED INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO CONSUMER REPORTS, FURNISHED UNDER THIS AGREEMENT, WHETHER TO RESELLER OR TO END USER(S).

III.	Indemnification and Limitation of Liability

A.
Reseller shall indemnify and hold TransUnion harmless from any and all claims, losses and damages, liability, and costs, including attorney’s fees, against, or incurred by, TransUnion to the extent such claims, damages, liability and costs result directly or indirectly from either or both of the following: (a) any misuse of Consumer Reports by Reseller; or (b) Reseller's breach of its obligations under this Agreement.  Reseller recognizes that TransUnion will suffer irreparable harm, and that monetary damages may be incalculable and/or inadequate in the event that Reseller retains TransUnion data in breach of this Agreement, and therefore, such breach shall be entitled to remedy by injunctive relief, in addition to any and all other relief which may be available at law or at equity.

B.
IN NO EVENT SHALL TRANSUNION BE LIABLE TO RESELLER IN ANY MANNER WHATSOEVER FOR ANY LOSS OR INJURY TO RESELLER ARISING UNDER THIS AGREEMENT.  IN NO EVENT SHALL TRANSUNION’S AGGREGATE LIABILITY, IF ANY, TO RESELLER UNDER THIS AGREEMENT EXCEED AN AMOUNT EQUAL TO THE CHARGES INCURRED BY RESELLER UNDER THIS AGREEMENT DURING THE SIX (6) MONTH PERIOD PRIOR TO THE OCCURRENCE OF THE FIRST EVENT GIVING RISE TO ANY SUCH LIABILITY. MOREOVER, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, OR PUNITIVE DAMAGES INCURRED BY THE OTHER PARTY AND ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOSS OF GOOD WILL AND LOST PROFITS OR REVENUE, WHETHER OR NOT SUCH LOSS OR DAMAGE IS BASED IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY, INDEMNITY, OR OTHERWISE, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

C.
THE FOREGOING NOTWITHSTANDING, WITH RESPECT TO RESELLER, IN NO EVENT SHALL THE AFORESTATED LIMITATIONS OF LIABILITY, SET FORTH ABOVE IN PARAGRAPH B OF THIS SECTION III, APPLY TO DAMAGES INCURRED BY TRANSUNION AS A RESULT OF GOVERNMENTAL, REGULATORY OR JUDICIAL ACTION(S) PERTAINING TO VIOLATIONS OF THE FCRA, THE GRAMM-LEACH-BLILEY ACT, TITLE V, SUBTITLE A, FINANCIAL PRIVACY (15 U.S.C § 6801-6809) (“GLB ACT”), OTHER CONSUMER REPORTING LAWS, REGULATIONS, OR JUDICIAL ACTIONS, OR ANY COMBINATION OF THE FOREGOING, TO THE EXTENT SUCH DAMAGES RESULT FROM RESELLER'S BREACH, DIRECTLY OR INDIRECTLY, OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

D.
ADDITIONALLY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY AND ALL CLAIMS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT MORE THAN TWO (2) YEARS AFTER THE CAUSE OF ACTION HAS ACCRUED.

IV.	Identify End User

A.
Reseller shall provide to TransUnion as to each End User who will obtain TransUnion Consumer Reports or information therefrom, its identity by subscriber number, name, address and telephone number, and the permissible purpose for which each report is sought, so that such information may be noted on the report for the consumer who is the subject of the report accessed.  Such End User identification shall be made by either Option (1) or Option (2) below, as indicated by Reseller.  TransUnion reserves the right to immediately terminate this Agreement in the event that Reseller fails to comply with the requirements of this Section IV.

•
Option (1): Each End User signed up by Reseller may access the TransUnion system after appropriate identification procedures have been established, and a separate customer code shall be issued for each End User.  When such code is established, Reseller shall provide TransUnion with the customer’s name, address, telephone number, and the permissible purpose for which reports will be accessed.  If the customer intends to access reports for more than one permissible purpose, separate codes will be issued to enable TransUnion to identify the permissible purpose for each access to a consumer report; or

•
Option (2):  Under certain special, unique and mutually agreed upon circumstances, the customer name and permissible purpose shall be identified by inquiry on each consumer report accessed.  Reseller agrees to establish and provide TransUnion a toll free number, which will be answered between the hours of 9 a.m. to 5 p.m. Monday through Friday, exclusive of federal holidays, that TransUnion can call to obtain the customer’s address and telephone number.

B.	Reseller shall credential all customers according to the Policy.

For companies that became Reseller customers on or after March 1, 2008, Reseller must credential such companies following the procedures described in the most recently received Policy.

For companies that became Reseller customers prior to March 1, 2008, Reseller will credential such companies following the procedures described in the most recently received Policy:

•	at the time the company's agreement with Reseller is renewed by amendment or otherwise, or automatically renewed; and/or

•	at any time any event (e.g. spike in usage)-driven Reseller audit is conducted; and/or

•	when a compliance issue is identified during a routine/random Reseller audit; and/or

•	as any event occurs that causes Reseller to review the customer’s credentials (e.g. change in customer address; change in customer ownership, etc.).

V.	Fees & Charges

A.
Reseller shall pay to TransUnion for each access to the TransUnion Consumer Database, by Reseller and for each access by an End User, the price then in effect for the type of Consumer Report ordered.  TransUnion reserves the right to change the fees and charges from time to time, but no change in such fees and charges shall become effective as to Reseller earlier than sixty (60) days after written notice thereof shall have been given by TransUnion to Reseller.  TransUnion shall have no obligation to collect any account owing from End Users.  It is understood and agreed between the parties hereto that the pricing that is currently in place between TransUnion and Reseller (including Reseller’s affiliates covered under this Agreement) shall remain in full force and effect unless and until such pricing is modified in accordance with this Section V.A.

B.
Reseller shall pay any and all applicable taxes (excluding federal and state income taxes on the overall net income of TransUnion) or other similar applicable assessments or charges payable or ruled payable by any governmental authority in respect of the Agreement or the transactions contemplated hereunder, including all interest and penalties, if any.

C.
TransUnion shall provide monthly invoices to Reseller for all access to the TransUnion Consumer Database, by Reseller and for all accesses by End Users, and Reseller shall pay such undisputed invoices within thirty (30) days of receipt. Without limiting any of TransUnion's remedies for non-payment or late payment of invoices, past due amounts shall accrue interest at the rate of one and one-half percent (1.5%) per month (eighteen percent (18%) per year) or the maximum allowed by law if lower than 18% per year.  If collection efforts are required, Reseller shall be liable for all cost of collection, including reasonable attorney's fees.

VI.	Reseller Audits

A.
Reseller shall maintain commercially reasonable records to substantiate Reseller’s performance under this Agreement and the Policy including, without limitation, Reseller’s compliance with payment, legal and all security requirements.   Reseller shall preserve such records both during and for a period of at least five (5) years after termination of the Agreement, and shall provide copies of such records and information to TransUnion as may be reasonably requested from time to time provided TransUnion agrees to keep such information confidential.  Moreover, and subject to TransUnion agreeing to maintain the confidentiality of any information obtained, no more than two (2) times per calendar year during the term of the Agreement and no more than once per calendar year after termination of the Agreement, TransUnion shall have access to such records and to Reseller’s facilities for the purpose of auditing, either through its own employees, representatives or through an independent auditor selected and paid by TransUnion.  Any such on-site review of Reseller’s records, facilities or both may be conducted at anytime during Reseller’s business hours upon TransUnion providing Reseller no less than twenty (20) business days' prior written notification; provided however, that in the event of a material breach including, but not limited to, any material deficiency in Reseller’s performance of the Agreement, then such interval restriction and required prior written notification, except for reasonableness shall not apply.

B.	Reseller agrees that it will cooperate with all reasonable TransUnion requests for records and information related to Reseller’s performance under this Agreement and the Policy.

C.
For each third party who provides services on behalf of or to Reseller that gains access to TransUnion data, from time to time, TransUnion shall have the right to review, at TransUnion's expense, each such third party's security processes and procedures related to the transmission, storage or processing of TransUnion data.

D.
Reseller shall reasonably cooperate, and shall request each such third party to reasonably cooperate, with TransUnion and any TransUnion requests in conjunction with all such aforementioned reviews including, but not limited to TransUnion requests to correct any deficiencies discovered during such audits within a period of time mutually agreed upon and/or suspend any further transmission of Consumer Information until such deficiencies are corrected.

E.
Reseller’s obligation to comply with the provisions of this Agreement and the Policy shall, in no event, be deemed contingent upon, or otherwise affected by, the aforementioned audit rights of TransUnion.

VII.	Marketing Materials

A.
All rights in any trademarks, trade names, service marks, slogans, logos, designs, Internet universal resource locators (e.g., domain names) and other similar means of distinction (“Marks”) associated with the business of TransUnion, including all goodwill pertaining thereto, shall be and remain the sole property of TransUnion.  Reseller shall use and display such Marks in Reseller’s marketing materials according to the use restrictions set forth in the Policy and the TransUnion Brand Guidelines, which may be revised from time to time and made available to Reseller upon request, and only during the term of the Agreement.  Reseller shall take reasonable measures required to protect TransUnion’s rights in such Marks, including, but not limited to, the inclusion of a prominent legend identifying such Marks as the property of TransUnion.  Moreover, TransUnion reserves the right to require Reseller, upon at least ninety (90) days' prior written notification from TransUnion, to use and display such Marks in accordance with written TransUnion's guidelines for use of Marks as issued, and as may be revised, from time to time.  Samples of all materials that may be distributed by Reseller displaying the Marks shall be submitted to TransUnion upon TransUnion's reasonable request to verify compliance with TransUnion's guidelines for the use of the Marks.  TransUnion reserves the right to add to, change, or discontinue the use of any Trademark, on a selective or general basis, at any time.  Reseller shall not use any Trademark of TransUnion in any corporate, partnership, or business name without TransUnion's prior written consent.  TransUnion may prohibit the use of any or all Marks by Resellers if, in TransUnion’s sole discretion, Reseller’s use of the Trademark(s) is detrimental to TransUnion in any way.

B.
Reseller shall submit to TransUnion for TransUnion’s prior approval, which approval may be withheld at TransUnion’s sole discretion, that portion of any news or promotional releases to the media referencing any Marks associated with the business of TransUnion.

VIII.	Miscellaneous

A.
This Agreement shall commence as of the Effective Date and shall remain in force and effect until this Agreement is terminated in accordance with the terms set forth in this Agreement or by either party upon at least ninety (90) days' prior written notice to the other party.

The foregoing notwithstanding, without limiting any other remedies to which TransUnion may be entitled including, but not limited to, injunctive relief, TransUnion reserves the right, at TransUnion's sole option, to suspend its performance, in whole or in part, under this Agreement if TransUnion, in good faith, determines that Reseller, either directly or indirectly, has materially breached any of its obligations under this Agreement including, without limitation, Reseller’s non-payment or late payment of invoices; provided however that TransUnion may immediately suspend its performance if TransUnion, in good faith, determines that (1) a fraud and/or security breach involving Reseller has occurred; (1) the requirements of any law, regulation, or judicial action have not been met or (3) as a result of changes in laws, regulations or regulatory or judicial action, the requirements of any law, regulation or judicial action will not be met.

Moreover, TransUnion reserves the right to terminate this Agreement if TransUnion, in good faith, determines that Reseller, either directly or indirectly, has materially breached any of its obligations under this Agreement and has failed to cure such breach within thirty (30) days of being provided with written notification by TransUnion of such breach; provided, however, solely with respect to a material breach by Reseller related to non-payment or late payment of invoices, TransUnion shall provide Reseller sixty (60) days to cure such breach after being provided with written notification by TransUnion.  The foregoing notwithstanding, TransUnion reserves the right to immediately terminate this Agreement in the event that (1) a fraud and/or security breach committed by Reseller has occurred; (2) the requirements of any law, regulation, or judicial action have not been met; or (3) as a result of changes in laws, regulations or regulatory or judicial action, the requirements of any law, regulation or judicial action will not be met.  TransUnion further reserves the right to immediately suspend its performance under this Agreement in the event that a fraud or security breach involving Reseller has occurred.

B.
Reseller and TransUnion agree that Reseller is a reseller, as such term is defined in the FCRA, 15 USC 1681(a)(u), as may be amended from time. To the extent Reseller has an agreement with an End User that has a permissible purpose, but the report is transmitted through an intermediary third party, with whom Reseller may or may not have an agreement, such third party intermediary is not considered a “Reseller”.  Moreover, when an End User that has a permissible purpose delivers the report to a party that is a “Joint User,” (as such term is defined in the FTC Commentary) then such End User is not acting as a Reseller.

C.
TransUnion may make available ancillary services for resale by Reseller, subject to such terms and conditions as TransUnion may impose from time to time.  If Reseller refuses to agree to or fails to comply with such terms and conditions, TransUnion shall have no obligation to make such ancillary service available to Reseller.

D
This Agreement including, without limitation, all the rights and the obligations set forth in this Agreement, with respect to Reseller are personal to Reseller and may not be subcontracted by Reseller without the prior written consent of TransUnion.  Moreover, this Agreement, including the rights and obligations contained in this Agreement, may not be assigned, transferred (e.g., via stock purchase, sale of assets, etc.) or otherwise disposed of, by operation of law or otherwise, in whole or in part, by Reseller.  This Agreement shall immediately terminate upon any attempt to so subcontract, assign, or transfer such rights and obligations.

E.
Each of the parties to this Agreement are independent contractors and nothing contained in this Agreement shall be construed as creating a joint venture, partnership, employer-employee, principal-agent nor mutual agency relationship between or among the parties hereto and no party shall, by virtue of this Agreement, have any right or power to create any obligation, express or implied, on behalf of any other party.  No party, nor any employee of a party, shall be deemed to be an employee of the other party by virtue of this Agreement.

F.	In the regular course of business, TransUnion may monitor, record and retain telephone conversations made or initiated to or by TransUnion, including, but not limited to those from or to Reseller.

G.
No failure or successive failures on the part of either party, its respective successors or permitted assigns, to enforce any covenant or agreement, and no waiver or successive waivers on its or their part of any condition of this Agreement shall operate as a discharge of such covenant, agreement, or condition, or render the same invalid, or impair the right of either party, its respective successors and permitted assigns, to enforce the same in the event of any subsequent breach or breaches by the other party, its successors or permitted assigns.

H.
All references in this Agreement to the singular shall include the plural where applicable.  Titles and headings to sections or paragraphs in this Agreement are inserted for convenience of reference only and are not intended to affect the interpretation or construction of this Agreement.  If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

I.
Neither party shall be liable to the other for any act, failure to perform, delay in performance, event or circumstance under this Agreement if, and to the extent, such act, failure to perform, delay in performance, event or circumstance is caused by conditions beyond its reasonable control and which, by the exercise of reasonable diligence, the delayed party is unable to prevent or provide against.  Such conditions include, but are not limited to, acts of God; strikes, boycotts or other concerted acts of workmen; laws, regulations or other orders of public authorities; military action, state of war or other national emergency; fire or flood.  The party affected by any such force majeure event or occurrence shall give the other party written notice of said event or occurrence within five (5) business days of such event or occurrence.

J.
This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois regardless of the laws that might otherwise govern under applicable Illinois principles of conflicts of law.

K.	The recitals set forth above are an integral part of this Agreement and are hereby incorporated into this Agreement.

L.
With the exception of Reseller’s right, subject to the requirements of this Agreement, to request Consumer Reports from TransUnion and any TransUnion obligation, if any, to so supply Consumer Reports (and, if applicable, any ancillary services), all provisions of this Agreement shall survive any termination of this Agreement.  Moreover, any termination shall not relieve Reseller of any fees or other payments due to TransUnion through the date of any termination nor affect any rights, duties or obligations of either party that accrue prior to the effective date of any such termination.

M.	AS OF THE EFFECTIVE DATE OF THIS AGREEMENT, THE FOLLOWING AGREEMENTS, AMENDMENTS AND ADDENDUMS ARE IN FULL FORCE AND EFFECT:

1.	ADDENDUM TO RESELLER SERVICE AGREEMENT FOR ACCOUNT REVIEWS DATED FEBRUARYR 8, 2007;

2.	CONSUMER RESELLER SERVICE AGREEMENT (IN CONNECTION WITH BANKRUPTCY FILINGS) DATED APRIL 14, 2010;

3.	QUICK CHECK ADDENDUM TO RESELLER SERVICE AGREEMENT DATED JUNE 7, 2000;

4.	ADDENDUM TO RESELLER SERVICE AGREEMENT FOR OFAC NAME SCREEN DATED JANUARY 6, 2003;

5.	ADDENDUM FOR ACCESS VIA TRANSUNION DESKTOP DATED JULY 10, 2006;

6.	FRAUD MANAGEMENT PLATFORM AUTHENTICATION/VERIFICATION SERVICES AGREEMENT DATED FEBRUARY 28, 2007.

7.	PREFERRED PARTNER ADDENDUM TO RESELLER SERVICE AGREEMENT DATED JULY 2, 2008;

8.	ADDENDUM TO RESELLER SERVICE AGREEMENT, FAIR ISAAC RISK SCORE SERVICES, DATED JUNE 20, 2008;

9.	ADDENDUM TO RESELLER SERVICE AGREEMENT FOR PRESCREEN SERVICES, DATED SEPTEMBER 12, 2007;

10.	PAYDAY LENDING PRICING ADDENDUM DATED DECEMBER 18, 2009

IN ADDITION, ANY AND ALL AMENDMENTS, ADDENDA, SCHEDULES, STATEMENTS OF WORK AND ANY OTHER SIMILAR ARRANGEMENTS NOT SPECIFICALLY MENTIONED ABOVE, THAT HAVE NOT EXPIRED OR BEEN TERMINATED, ARE HEREBY INCORPORATED INTO THIS AGREEMENT AND SHALL REMAIN IN FULL FORCE AND EFFECT.

EXCEPT AS OTHERWISE EXPLICITLY PROVIDED FOR IN THIS AGREEMENT, THIS AGREEMENT INCLUDING, BUT NOT LIMITED TO, ALL ASSOCIATED PRICING AGREED UPON AND THE POLICY, CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO AND SUPERSEDES ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, SOLELY WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.  THIS AGREEMENT MAY NOT BE ALTERED, AMENDED, OR MODIFIED EXCEPT BY WRITTEN INSTRUMENT SIGNED BY THE DULY AUTHORIZED REPRESENTATIVES OF BOTH PARTIES.

N. THE FCRA PROVIDES THAT ANY PERSON WHO KNOWINGLY AND WILLFULLY OBTAINS INFORMATION ON A CONSUMER FROM A CONSUMER REPORTING AGENCY UNDER FALSE PRETENSES SHALL BE FINED UNDER TITLE 18, OR IMPRISONED NOT MORE THAN TWO YEARS, OR BOTH.

O. The person signing this Agreement on behalf of Reseller has direct knowledge of all facts certified.  Also, by signing this Agreement, Reseller acknowledges receipt of a copy of the Federal Trade Commission’s “Notice to Users of Consumer Reports: Obligations of Users Under the FCRA" and a copy of the Federal Trade Commission's "Notices to Furnishers of Information: Obligations of Furnishers Under the FCRA".

P. All notices to the parties under this Agreement shall be in writing and sent to the names and addresses as set forth below.  Either party may change such name and address by notice to the other in accordance herewith, and any such change shall take effect immediately up on receipt of such notice.  All notices shall be deemed delivered three business days after the date of their deposit in the U.S. Mail or the date of delivery if sent by overnight courier, facsimile, e-mail or other electronic delivery method.

Reseller:

Trans Union LLC	CoreLogic, Inc.
Attn: GVP- Resellers	Attn: Per Gothe, EVP
555 W. Adams St	12395 First American Way
Chicago, IL 60661	Poway, Ca. 92064
Fax: (312) 559-5680	Fax (619) 938-7080
E-mail: resellerrqst@tusales.com	Email: pgothe@corelogic.com

With a copy to:	With a copy to:
Trans Union LLC	CoreLogic, Inc.
555 W. Adams St	12395 First American Way
Chicago, IL 60661	Poway, CA 92064
Attn: General Counsel	Attn: Corporate Counsel

IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this Agreement to be executed by their duly authorized representatives as of the last date and year set forth below.  The parties hereto agree that a facsimile transmission of this fully executed Agreement shall constitute an original and legally binding document.

TRANS UNION LLC		CORELOGIC, INC.

By:	/s/ Steve W. Hamby	By:	/s/ George Livermore
	TransUnion Representative		Reseller Representative

	Steve W. Hamby, Group V. P.		George Livermore
	Name and Title of Signer (please print)		Name and Title of Signer (please print)
	4/26/11		Executive VP	3/3/11
	Date Signed		Date Signed

Industries to and/or Purposes for which Reseller may resell Consumer Reports under this Agreement:
In addition to those standard industries listed in the Policy, Reseller is also permitted to sell to the following:
Automobile Dealers, Powersports Dealers and RV Dealers
Mortgage Quality Control
Education Finance/Student Lending
Mortgage Lending (including mortgage brokers and banks for mortgage lending purposes)
Merchant Screening
Not-for-profit Loan Counseling
Credit Unions (pursuant to the Preferred Partner Addendum dated July 2, 2008, as amended)
Bankruptcy Attorneys (pursuant to the Bankruptcy Addendum to the RSA)
Payday Lending (pursuant to the Payday Lending Pricing Addendum dated December 18, 2009)
Government licensing as required by law (entity that issues the license must be the End User)
Mortgage broker, Loan Officer, Insurance Agent and Title Agent onboarding/credentialing (pursuant to the consumer’s written authorization obtained by the End User)

EXHIBIT A
AFFILIATES

Affiliates means, with respect to Reseller, any entity at any time controlling, controlled by or under common control with such Reseller, where such control means: (a) for corporate entities, direct ownership of 51% or more of the stock or shares entitled to vote for the election of the board of directors or other governing body of the entity; and (b) for non-corporate entities, direct ownership of 51% or more of the equity interest.  Reseller has such Affiliates, as listed on this Exhibit A, which Affiliates are authorized by Reseller to access TransUnion consumer credit reports and/or ancillary services under Reseller’s code(s), pursuant to the terms and conditions of the Reseller Service Agreement.  Reseller shall promptly notify TransUnion in writing of any additions to or deletions from this Exhibit A.  Reseller represents and warrants that it has the authority to enter into this Agreement on behalf of its Affiliates.  Moreover, Reseller represents and warrants that it shall insure that it has appropriate legal authority from each such Affiliate that binds each such Affiliate to the provisions of this Agreement, including, without limitation, all attachments hereto, as if each such Affiliate were a signatory to this Agreement.  Reseller certifies that all Affiliates participating under the Reseller Service Agreement shall be instructed as to their obligations under the Reseller Service Agreement, including but not limited to the certification of permissible purpose contained therein, if applicable.  Reseller and each Affiliate shall be jointly and severally liable under the terms of this Agreement.

Affiliates

American Driving Records, Inc.	CA
CoreLogic Credco, LLC	DE
First Advantage Public Records, LLC	DE
CoreLogic SafeRent, Inc.	DE
CoreLogic Credco of Puerto Rico, Inc.	DE
CoreLogic Consumer Services, Inc.	CA
CoreLogic Jenark, Inc.	MD
LeadClick Media, Inc.	CA
Multifamily Community Insurance Agency, Inc.	MD
CoreLogic National Background Data, LLC	DE
CoreLogic National Data Registry, LLC	DE
North American Credco, Inc.	DE
CoreLogic TeleTrack, Inc.	GA